SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 28, 2006 (February 22, 2006)

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s telephone number, including area code)

__________________________

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 22, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Waddell & Reed Financial, Inc. (the “Company”) adopted performance goals under the Company’s 2003 Executive Incentive Plan, as amended and restated (the “EIP”), for the Company’s 2006 fiscal year.  Pursuant to the EIP, eligible participants may receive incentive awards of cash and restricted stock upon the achievement of these goals.  The 2006 performance goals are attached hereto as Exhibit 10.1 and incorporated herein by reference.  The cash awards for each participant will be calculated as a designated percentage (ranging from 10% to 30%) of the aggregate cash award amount available for grant to all participants, which amount is equal to four percent of the Company’s 2006 adjusted operating income.  The restricted stock award for each participant will be calculated as a designated percentage (ranging from 10% to 30%) of the aggregate restricted stock award amount available for grant to all participants, which amount is based upon the attainment of a targeted 2006 adjusted return on equity.  The Committee, in its discretion, designates the Company’s executive officers that are eligible to receive incentive awards under the EIP, as well as sets the designated percentage of the incentive award each participant is entitled to earn upon achievement of the financial performance goals.  Under the terms of the EIP, the Committee has the right, in its discretion, to reduce or eliminate entirely the amount of any incentive award payable to any participant, but any such reduction may not increase the award of another participant.  For the 2006 fiscal year, the Committee designated the Chief Executive Officer and the next four most highly compensated officers (the “Named Executive Officers”) of the Company eligible for the following maximum percentages of the aggregate cash and restricted stock awards granted under the EIP:

Maximum Percentage
Named Executive Officers	of Awards
Henry J. Herrmann,
Chief Executive Officer	30%

Michael L. Avery,	15%
Senior Vice President and Chief Investment Officer

Thomas W. Butch,	15%
Senior Vice President and Chief Marketing Officer

Michael D. Strohm,	10%
Senior Vice President and Chief Operations Officer

John E. Sundeen, Jr.,	10%
Senior Vice President and Chief Administrative Officer — Investments

ITEM 5.03                                     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

                On February 22, 2006, the Board approved the following amendments to the Company’s Amended and Restated Bylaws, which became effective immediately: (1) Section 1, Article IV was amended to state that the members of the audit committee be independent; (2) Section 2, Article IV was amended to state that the members of the compensation committee be independent and to require that the compensation committee “evaluate” the compensation of all senior executive officers of the Company (in addition to its pre-existing authority to prescribe such compensation); and (3) Section 4, Article IV was amended to provide that the nominating and corporate governance committee consist of not less than two nor more than eight members.  All of these amendments conform the Company’s Amended and Restated Bylaws with the respective Board committee charters.  The foregoing summary of the amendments to the Amended and Restated Bylaws is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws, a copy of which is attached to this report as Exhibit 3.2.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

	3.2	Waddell & Reed Financial, Inc. Amended and Restated Bylaws.

	10.1	2006 Performance Goals established under the Waddell & Reed Financial, Inc. 2003 Executive Incentive Plan, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: February 28, 2006	By:	/s/ Daniel P. Connealy
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2	Waddell & Reed Financial, Inc. Amended and Restated Bylaws.

10.1	2006 Performance Goals established under the Waddell & Reed Financial, Inc. 2003 Executive Incentive Plan, as amended and restated.